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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-148087), of our report dated February 14, 2008, with respect to the financial statements of Cherry Tree Acquisition Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 26, 2008

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  Exhibit 23.1